Exhibit 99.1

FOR RELEASE

Tuesday, November 9, 2010

SMTC Reports Continuing Revenue Growth, Profitability and Cash Generation

TORONTO – November 9, 2010 — SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today reported 2010 third quarter results. Revenue for the quarter increased by 48% to $65.4 million and net income for the quarter, at $2.6 million, was $2.4 million higher than the same quarter in the prior year.

Gross profit for the third quarter was $7.9 million or 12.0% of revenue, over double that of the comparable period in 2009 of $3.7 million or 8.5%; driven by increased revenue and leveraging the Company’s cost structure. Gross margin of 12% was the highest, excluding one-time items, in over 10 years.

The Company generated cash of $4.6 million from operations in the third quarter which was largely used to reduce net debt to $18.0 million.

“Following record second quarter results, SMTC achieved another strong quarter with third quarter revenue increasing almost 50% over the comparable quarter of 2009. Eight of our ten top customers increased orders above the same quarter last year in response to end customer demand. We generated approximately $10 million in revenue from five new customers ramping production” stated John Caldwell, President and Chief Executive Officer. “Our solid earnings performance reflects the combination of higher revenue and leveraging our very efficient cost structure.”

“As a result of strong earnings our debt levels are approaching our record low. This was achieved despite carrying additional working capital resulting from continuing parts shortages and anticipation of continuing strong revenue in the fourth quarter,” stated Jane Todd, SVP Finance and Chief Financial Officer. “In the fourth quarter we expect to continue to generate cash and reduce debt levels through continued profitability and reduced working capital as supply chain issues ease.”

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1500 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information:

Jane Todd,

Senior Vice President, Finance and Chief Financial Officer,

(905) 479-1810 Ext. 2465

Email: jane.todd@smtc.com